ADDENDUM TO EMPLOYMENT AGREEMENT

OF

PAUL BRANAGAN

This Addendum to the Employment Agreement between Petrol Oil and Gas Inc., a Nevada Corporation ("Employer") and Paul Branagan ("Executive") is entered into this 20th day of November, 2003.

WHEREAS, Employer and Executive entered into an Employment Agreement effective August 20, 2002, and

WHEREAS, Employer and Executive now desire to amend the Employment Agreement to add a royalty provision,

NOW THEREFORE, the Employment agreement is amended as follows:

  Executive shall receive a 1/32 Over Riding Royalty on any wells completed by Employer.

  The Over Riding Royalty shall be paid as determined by the Board of Directors.

  The term of the payment of the Over Riding Royalty shall be for the remaining term of the Employment Agreement and may be changed and/or extended at any time by the Board of Directors of Employer.

  The Term "Over Riding Royalty" shall be defined as a fractional interest in the gross production of oil and gas, in addition to the usual royalties paid to any lessor.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to Employment Agreement the day and year first above written.

PETROL OIL AND GAS, INC.	EXECUTIVE:
A Nevada Corporation (Employer")

By/s/ Paul Branagan	/s/ Paul Branagan
PAUL BRANAGAN, President	PAUL BRANAGAN